EXHIBIT 23

                 [LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated October 7, 2005 relating to the financial statements of Delek Resources, Inc..

Jewett, Schwartz, & Associates
CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates
Hollywood, FL